Exhibit 10.20

CARIB LATAM HOLDINGS, INC.

AMENDED AND RESTATED

2010 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS AMENDED AND RESTATED STOCK OPTION AGREEMENT, made as of this      day of             , by and between Carib Latam Holdings, Inc. (the “Company”) and the grantee whose name appears on the signature page hereto (the “Participant”).

W I T N E S S E T H:

WHEREAS, pursuant to the Carib Holdings, Inc. 2010 Equity Incentive Plan and a Stock Option Agreement (the “Prior Agreement”), dated as of                      (the “Date of Grant”), Carib Holdings, Inc. (“Holdings”) previously granted the Participant options to purchase shares of non-voting Class B Common Stock of Holdings (“Holdings Class B Shares”);

WHEREAS, in connection with a corporate reorganization, (i) Holdings became a wholly-owned subsidiary of the Company, (ii) all of the issued and oustanding Holdings Class B Shares were contributed to the Company, (iii) the Company assumed the Carib Holdings, Inc. 2010 Equity Incentive Plan and all options issued thereunder or subject to the terms thereof and (iv) the Carib Holdings, Inc. 2010 Equity Incentive Plan was renamed the Carib Latam Holdings, Inc. Amended and Restated 2010 Equity Incentive Plan (the “Plan”);

WHEREAS, on May 9, 2012, the Company paid a dividend to its stockholders of $7.41 per share;

WHEREAS, the Board has determined that it is necessary and appropriate to adjust the exercise price of the options pursuant to Section 12 of the Plan by reducing the original per share exercise price by the per share amount of the dividend; and

WHEREAS, the Company and the Participant desire to amend and restate the Prior Agreement in order to reflect the foregoing.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the right and option (the right to purchase any one Common Share hereunder being an “Option”) to purchase from the Company, non-voting Common Shares pursuant to the Tranche A Options (“Tranche A Options”), Tranche B Options (“Tranche B Options”) and Tranche C Options (“Tranche C Options”) at a price per share (the “Option Price”) and in the amounts set forth on the signature page hereto (the “Option Shares”). The Options granted hereunder shall expire ten (10) years following the Date of Grant.

2. Vesting.

(a) General. Subject to the terms and conditions set forth herein and the Plan, the Participant will become vested in the Options as follows: (i) Tranche A Options will vest in equal installments, the first one of which vests on September 30, 2011 and thereafter on September 30, of each year for the next four years until September 30, 2015, (ii) Tranche B Options will vest at such time as the Investor IRR equals or exceeds 25% based on cash proceeds received by the Investor, and (iii) Tranche C Options will vest at such time as the Investor IRR equals or exceeds 30%; provided, that, the Participant is then employed by the Company or an Affiliate.

(b) Change in Control. In the event of a Change in Control, any Tranche A Options that have not become vested at the time of such Change in Control shall become vested on the first anniversary of such Change in Control (or, if earlier, in accordance with their original vesting terms as set forth in Section 2(a) above); provided, that in the event the Participant’s employment with the Company is terminated by the Company without Cause prior to such first anniversary date, such Tranche A Options shall automatically become vested prior to the date of such termination. Except to the extent Section 2(d) below shall apply, any Tranche B Options and Tranche C Options that have not vested prior to, or become vested at the time of, a Change in Control shall continue to be subject to vesting in accordance with the terms of this Agreement.

(c) Initial Public Offering. In the event of an initial Public Offering, all Options shall remain outstanding and continue to vest in accordance with their original vesting terms as set forth in Section 2(a) above.

(d) Complete Disposition of Investor Investment. Any Tranche B Options and Tranche C Options that have not vested prior to, or become vested at the time that, the Investor Investment has been fully disposed of by all Investors shall be cancelled for no consideration.

3. Exercisability.

(a) General. To the extent vested in accordance with Section 2 above, the Options shall only become exercisable from and after the earlier of the occurrence of (i) a Change in Control and (ii) an initial Public Offering.

(b) Change in Control: In the event of a Change in Control, the Options shall become exercisable, to the extent vested in accordance with Section 2 above, and the Company may provide that some or all of the Options be automatically exercised on a cashless basis in connection with such Change in Control and the Participant shall be entitled to receive the excess of (i) the per share consideration to be paid in connection with such Change in Control transaction (whether in cash, stock or otherwise) and (ii) the Option Price; provided, that any Option for which the Option Price exceeds the amount in clause (i) may be cancelled for no consideration.

4. Post-Termination Exercisability.

(a) Any Termination. Except as provided with respect to Tranche A Options in connection with a termination without Cause within one year following a Change in Control, unvested Options shall be cancelled for no consideration upon a termination for any reason.

(b) For Cause. Upon a termination for Cause, all Options terminate, including vested Options.

(c) Vested and Exercisable. To the extent the Options were vested and exercisable at the time of the Participant’s termination of employment, the Options shall remain exercisable during the following post-termination periods:

(i) Death/Disability: Earlier of (A) one (1) year following such termination and (B) the expiration of the Option Term.

(ii) All Other Terminations: Earlier of (A) ninety (90) days following such termination and (B) the expiration of the Option Term.

(d) Vested and Not Exercisable. To the extent the Options were vested but were not exercisable at the time of the Participant’s termination of employment, the Options shall be eligible to become exercisable and remain exercisable during the following post-termination periods:

(i) Death/Disability: Later of (A) one (1) year following such termination and (B) thirty (30) days following the occurrence of a Change in Control or an initial Public Offering but, in each case, no event later than the day prior to the expiration of the Option Term.

(ii) All Other Terminations: Later of (A) ninety (90) days following such termination and (B) thirty (30) days following the occurrence of a Change in Control or an initial Public Offering but, in each case, no event later than the day prior to the expiration of the Option Term.

(iii) If a Change in Control or an initial Public Offering has not occurred prior to the expiration of the Option Term, the Options shall expire without becoming exercisable.

5. Method of Exercising Option.

(a) Payment of Option Price. Options, to the extent vested, may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of Common Shares to be purchased. Such notice shall be accompanied by the payment in full of the aggregate Option Price. Such payment shall be made: (i) in cash or by check, bank draft or money order payable to the order of the Company, (ii) through a cashless exercise whereby the Company reduces the number of Common Shares issuable upon exercise with a value equal to the aggregate Option Price and withholding obligation, (iii) solely to the extent permitted by applicable law, if the Common Shares are then traded on an established securities exchange or system in the United States, through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the aggregate Option Price or (iv) on such other terms and conditions as the Committee may permit, in its sole discretion.

(b) Tax Withholding. At the time of exercise, the Participant shall pay to the Company such amount as the Company deems necessary to satisfy its obligation, if any, to withhold federal, state or local income or other taxes incurred by reason of the exercise of Options granted hereunder. Such payment shall be made: (i) in cash, (ii) by having the Company withhold from the delivery of Common Shares for which the Option was exercised that number of Common Shares having a Fair Market Value equal to the minimum withholding obligation, (iii) by delivering Common Shares owned by the holder of the Option that are Mature Shares, or (iv) by a combination of any such methods. For purposes hereof, Common Shares shall be valued at Fair Market Value.

6. Issuance of Shares. Except as otherwise provided in the Plan, as promptly as practical after receipt of such written notification of exercise and full payment of the Option Price and any required income tax withholding, the Company shall issue or transfer to the Participant the number of Option Shares with respect to which Options have been so exercised (less shares withheld for payment of the Option Price and/or in satisfaction of tax withholding obligations, if any), and shall deliver to the Participant a certificate or certificates therefor, registered in the Participant’s name.

7. Repurchase.

(a) In the event of the termination of the Participant’s employment by the Company for Cause, the Company shall have the right, but not the obligation, to repurchase any or all Common Shares acquired by the Participant upon exercise of the Options at a price per Common Share equal to the lesser of (i) the Option Price or (ii) the per share Fair Market Value as of the time of such repurchase.

(b) In the event of the termination for any other reason prior to an initial Public Offering, the Company shall have the right, but not the obligation, to repurchase any or all Common Shares acquired by the Participant upon exercise of the Options that have been held by the Participant for at least six months at the time of such repurchase at a price per Common Share equal to the per share Fair Market Value.

8. Stockholder Agreement. Notwithstanding anything herein to the contrary, in no event will Common Shares be delivered upon exercise of the Options unless and until the Participant executes an Adoption Agreement pursuant to which Participant will become bound by the terms and conditions set forth in that certain Stockholder Agreement, dated April 17, 2012, by and among the Company and the stockholders of the Company, including those terms and conditions applicable to Management Holders (as defined therein), which in all events shall be within thirty (30) days following exercise of the Options.

9. Non-Transferability. Except as otherwise permitted in accordance with Section 15(b) of the Plan, the Options are not transferable by the Participant otherwise than to a designated beneficiary upon death or by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by him/her (or his or her legal representative in the event of incapacity). No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except to a designated beneficiary, upon death, by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

10. Rights as Shareholder. The Participant or a transferee of the Options shall have no rights as shareholder with respect to any Option Shares until he shall have become the holder of record of such shares, and no adjustment shall be made for dividends or distributions or other rights in respect of such Option Shares for which the date on which shareholders of record are determined for purposes of paying cash dividends on Common Shares is prior to the date upon which he/she shall become the holder of record thereof.

11. Adjustments. In the event of any adjustment pursuant to Section 12 of the Plan that would adversely affect the value of the Options granted hereunder or cause such Options to become subject to Section 409A of the Code, such adjustment may only be made with the Participant’s written consent, which consent shall not be unreasonably withheld.

12. Compliance with Law. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he/she will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares to the Participant hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Participant or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive.

13. Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to him at his address as recorded in the records of the Company.

14. Non-Qualified Stock Options. The Options granted hereunder are not intended to be Incentive Stock Options or Qualified Stock Options.

15. Binding Effect. Subject to Section 9 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

16. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the Commonwealth of Puerto Rico without regard to its conflict of law principles.

17. Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Participant hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, this Agreement shall govern and control. All capitalized terms not defined herein shall have the meaning ascribed to them as set forth in the Plan.

18. Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by the Participant or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be binding on the Company and the Participant.

19. No Right to Continued Employment. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company to terminate the Participant’s employment.

20. Severability. Every provision of this Agreement is intended to be severable and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

21. Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation of construction, and shall not constitute a part of this Agreement.

22. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

23. Entire Agreement. This Agreement contains the complete understanding of the parties with respect to the subject matter hereof and supercede all prior agreements and understandings, including, without limitation, the Prior Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

CARIB LATAM HOLDINGS, INC.

By:
Name:
Title:

PARTICIPANT

By:
Name:

	Number of Options	Option Price
Tranche A Options		$	per share

Tranche B Options		$	per share

Tranche C Options		$	per share